                                                                  EXHIBIT (c)(5)

                                                                  CONFORMED COPY

                          TENDER AND VOTING AGREEMENT



          TENDER AND VOTING AGREEMENT (this "Agreement"), dated as of May 16,
                                             ---------
1999, by and among U S West, Inc., a company organized under the laws of Delaware ("Purchaser"), Global Crossing Ltd., a company formed under the laws of
           ---------
Bermuda ("Global")  and each of the parties listed on the signature page hereto
          ------
(individually, a "Shareholder" and collectively, the "Shareholders").
                  -----------                         ------------

          WHEREAS, Global and Purchaser are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement";
                                                     ----------------
capitalized terms used and not otherwise defined herein having the meaning set forth in the Merger Agreement);

          WHEREAS, Global, GCF Acquisition Corp. and Frontier Corporation

("Frontier") are parties to that certain Agreement and Plan of Merger, dated
----------
March 16, 1999 (the "Frontier Merger Agreement"; the transactions contemplated
                     -------------------------
by the Frontier Merger Agreement being referred to herein as the "Frontier
                                                                  --------
Merger");
------

          WHEREAS, Frontier and certain shareholders of Global are parties to that certain Voting Agreement dated as of March 16, 1999 which was entered into in connection with the Frontier Merger Agreement ( "Frontier Voting Agreement");
                                                    -------------------------

          WHEREAS, in connection with the Merger Agreement, Global and Purchaser have entered into a Tender Offer and Purchase Agreement dated the date hereof (the "Tender Offer and Purchase Agreement") pursuant to which Purchaser has
      -----------------------------------
agreed to make a tender offer (the "Offer") to acquire shares of the outstanding
                                    -----
common stock, par value $0.01 per share, of Global ("Global Common Stock"), upon
                                                     -------------------
the terms and subject to the conditions set forth in the Tender Offer and Purchase Agreement; and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement and make the Offer, Purchaser has required that each of the Shareholders enter into this Agreement and that Global enter into the Tender Offer and Purchase Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1.  COVENANTS OF THE SHAREHOLDERS

          (a) AGREEMENT TO TENDER. Until the termination of the Tender Offer and Purchase Agreement, each Shareholder hereby agrees to validly tender pursuant to the Offer and not to withdraw at least 12.3045% of the total number of shares of Global Common Stock owned by each Shareholder as of the date hereof (the "Subject Shares").
      --------------

          (b) VOTING. Subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court or Bermuda court barring such action, each Shareholder shall do the following:

          (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the shareholders of Global, however called, or in connection with any written consent of the shareholders of Global, so that all Subject Shares then held by such Shareholder and entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

          (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares then held by such Shareholder to approve the Global Merger and the Global Merger Agreement and any action required in furtherance thereof and against any action which would reasonably be expected to result in a failure of the conditions described in Article VIII of the Merger Agreement to be satisfied.

          (c) NO INCONSISTENT AGREEMENTS. Each Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

          (d) WAIVER OF APPRAISAL RIGHTS. To the extent permitted by applicable law, each Shareholder hereby agrees to waive any appraisal, dissenters' or similar rights that such Shareholder may have under Bermuda law with respect to the Global Merger.

          (e) TRANSFER OF SUBJECT SHARES--GLOBAL MERGER. From the date hereof until the earlier of the termination of the Global Merger Agreement and the consummation of the Global Merger, the Shareholders shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares (other than pursuant to the Offer) representing 15% of the issued and outstanding shares of Global Common Stock in any one transaction or series of related transactions to any single person or "group" (as determined pursuant to Rule 13d-5 under the Exchange Act) (other than transfers to agents for purposes of distribution) unless such transferee agrees to comply with the voting requirements of this
Section 1(b) with respect to the transferred shares of Global Common Stock.

          SECTION 2. TRANSFER OF SUBJECT SHARES--FRONTIER MERGER. From the date hereof until the earlier of the termination of the Frontier Merger Agreement and the consummation of the Frontier Merger, each Shareholder (other than Excluded Shareholders (as defined below)) shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares (other than pursuant to the Offer); provided, that each Shareholder shall be permitted to transfer ownership of Subject Shares if consented to by Global (such consent not to be unreasonably withheld). For the purposes of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitation, the "beneficial ownership" of such Subject Shares (as determined pursuant to Regulation 13D-G under the Exchange Act). "Excluded Shareholders" means the Shareholders identified as such on Exhibit A.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder severally represents and warrants to Purchaser as follows:

          (a) EXISTENCE AND POWER. Each Shareholder that is a corporation (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and (2) has all requisite corporate power and authority to execute and deliver this Agreement.

          (b) AUTHORIZATION; CONTRAVENTION. The execution and delivery by each Shareholder of this Agreement and the performance by it of its obligation under this Agreement have, (1) in the case of each Shareholder that is a corporation, been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a violation pursuant to, (A) in the case of each Shareholder that is a corporation, any provision of its certificate of incorporation or bylaws, or similar organizational document, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder, the Subject Shares or any of such Shareholder's other properties or assets.

          (c) BINDING EFFECT. This Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by an implied covenant of good faith and fair dealing.

          (d) OWNERSHIP. As of the date hereof, each Shareholder is the record owner or beneficial owner of the Subject Shares listed beside its name in Exhibit A, free and clear of liens except with respect to pledges or other liens that such Shareholder would be entitled to effect or create as of the date of this Agreement pursuant to the second sentence of Section 2 of the Frontier Voting Agreement and in accordance with the terms thereof and hereof. As of the date of this Agreement, each Shareholder does not own beneficially or of record any equity securities of Global other than the Subject Shares. Except pursuant to the Frontier Voting Agreement no Shareholder has appointed or granted any proxy which is still effective with respect to its Subject Shares. As of the date hereof, each Shareholder has sole voting power or power to direct the vote of the Global Common Stock set forth beside its name on Exhibit A and on the record date and the date of the Global Stockholders' Meeting at which the Global Merger shall be presented for approval, each Shareholder will have sole voting power or power to direct the vote of such Shareholder's Subject Shares then held by such Shareholder.

          (e) LITIGATION. There is no action, suit, investigation, complaint or other proceeding pending against any Shareholder or, to the knowledge of any Shareholder, threatened against any Shareholder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

          SECTION 4.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given to Global and Purchaser at its address stated in Section 11.2 of the Merger Agreement and all notices to the Shareholders shall be given at its address in the records of Global or, in each case, at any other address as the party may specify for this purpose by notice to the other parties.

          (b)  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

          (1) No failure or delay by Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          (2) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and thereby and the fact that Purchaser would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each of the Shareholders therefore agrees that Global shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which Global may be entitled, at law or in equity.

          (c) AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any of the Shareholders or Purchaser from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by all the Shareholders and Purchaser, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          (d)  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

          (1) No party shall assign any of its rights or delegate any of its obligations under this Agreement. Any assignment or delegation in contravention of this Section 4(d) shall be void AB INITIO and shall not relieve the assigning or delegating party of any obligation under this Agreement.

          (2) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

          (e) GOVERNING LAW. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed in accordance with the laws of the State of New York.

          (f) SEVERABILITY OF PROVISION. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (g) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the Shareholders and Purchaser, and supersedes all prior agreements or understandings, with respect to the subject matters of this Agreement.

          (h) SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of a party contained in this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under this Agreement.

          (i) SUBMISSION TO JURISDICTION; WAIVERS. Each Shareholder and Purchaser irrevocably agrees that any legal action or proceeding with respect to any voting document or for recognition and enforcement of any judgment in respect hereto or thereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each Shareholder and Purchaser hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each Shareholder and Purchaser hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4(i), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (j) TERMINATION. Unless terminated by mutual agreement of the parties, the obligations of the Shareholders under Sections 1(b), 1(c), 1(d) and 1(e) of this Agreement shall terminate upon the first to occur of (i) consummation of the Global Merger, (ii) the termination of the Merger Agreement,
(iii) the full and irrevocable satisfaction of the condition set forth in
Section 8.1(a) of the Merger Agreement with respect to the Global Merger and
(iv) termination of the Tender Offer and Purchase Agreement without the purchase of shares of Global Common Stock pursuant thereto. This Agreement shall automatically terminate at such time as all of the obligations of the Shareholders pursuant to Sections 1 and 2 shall have terminated in accordance with their terms.

          (k) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          (l) FRONTIER VOTING AGREEMENT. Nothing herein is intended to modify the obligations of the parties set forth in the Frontier Voting Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              GLOBAL CROSSING LTD.


                              By:    /s/   Robert Annunziata
                                 --------------------------------------------
                                  Title:  Chief Executive Officer


                              U S WEST, INC.


                              By:      /s/  Solomon D. Trujillo
                                  -------------------------------------------
                                  Title:  President and Chief Executive Officer


                              CIBC WOOD GUNDY CAPITAL (SFC) INC.


                              By:    /s/  Jay R. Levine
                                 --------------------------------------------
                                  Title:  Agent


                              CIBC WG ARGOSY MERCHANT FUND 3, L.P.


                              By:     /s/  Jay R. Levine
                                 --------------------------------------------
                                  Title:  Managing Director

CO-INVESTMENT MERCHANT FUND, LLC


By:   /s/  Jay R. Levine
   -------------------------------------------
   Title:  Agent


CONTINENTAL CASUALTY CORPORATION
CONTINENTAL CASUALTY CORP.
DESIGNATED HIGH YIELD FUND


By:   /s/  Hillel Weinberger
   -------------------------------------------
   Title:  Authorized Signatory

MRCO, INC.


By:   /s/  Michael R. Steed
   -------------------------------------------
   Title:  President


      /s/  Gary Winnick
  --------------------------------------------
  GARY WINNICK


PACIFIC CAPITAL GROUP, INC.



By:   /s/  Gary Winnick
   -------------------------------------------
   Title: Chairman and Chief Executive Officer


GKW UNIFIED HOLDINGS, LLC


By:   /s/  Gary Winnick
   -------------------------------------------
   Title: Authorized Signatory

    /s/   Abbott L. Brown
  --------------------------------------------
  ABBOTT L. BROWN


BROWN LIVING TRUST
RIDGESTONE CORP.


By:     /s/   Abbott L. Brown
   -------------------------------------------
   Title:  President


         /s/  Barry Porter
   -------------------------------------------
   BARRY PORTER


GALENIGHT CORP.


By:      /s/  Barry Porter
   -------------------------------------------
   Title:  President



       /s/  David Lee
  --------------------------------------------
  DAVID LEE


SAN PASQUAL CORP.


By:     /s/  David Lee
   -------------------------------------------
   Title:  President


DAVID AND ELLEN LEE FAMILY TRUST


By:     /s/  David Lee
   -------------------------------------------
   Title:  Trustee

       /s/  Lodwrick Cook
  --------------------------------------------
  LODWRICK COOK


GLOBAL CROSSING LTD., LDC


By:    /s/  Jay R. Levine
   -------------------------------------------
   Title:  Agent


GLOBAL CROSSING TRUST 1998


By:   /s/  Hillel Weinberger
   -------------------------------------------
   Title: Settlor


GLOBAL CROSSING PARTNERS


By:   /s/  Hillel Weinberger
   -------------------------------------------
   Title: General Partner



CANADIAN IMPERIAL BANK OF COMMERCE


By:    /s/  Jay R. Levine
   -------------------------------------------
   Title:  Agent

                                                            EXHIBIT A



Brown Living Trust                                           3,435,922
Ridgestone Corp.                                             7,765,418
                                                            ----------
Total Abbott L. Brown                                       11,201,340


Barry Porter                                                 6,335,780
Galenight Corp.                                             11,883,968
                                                            ----------
Total Barry Porter                                          18,219,748


Continental Casualty Corp.                                  16,795,500
Continental Casualty Corp. Designated High Yield            23,279,670
Global Crossing Partners (Hillel Weinberger)                   486,630
Global Crossing Trust 1998 (Hillel Weinberger)               2,100,000
                                                            ----------
Total Continental Casualty                                  42,661,800


CIBC WG Argosy Merchant Fund 3, LP*                         17,223,628
CIBC Wood Gundy Capital (SFC) Inc.*                          1,340,000
Co-Investment Merchant Fund, LLC*                            9,568,684
Global Crossing Ltd., LDC*                                  68,894,488
                                                            ----------
Total CIBC                                                  97,026,800


David and Ellen Lee Family Trust                             5,233,234
David L. Lee                                                 4,869,964
San Pasqual Corp.                                            9,900,822
                                                            ----------
Total David Lee                                             20,004,020


GKW Unified Holdings, LLC                                   77,195,744
Pacific Capital Group, Inc.                                 15,993,406
                                                            ----------
Total Gary Winnick                                          93,189,150


Lodwrick Cook                                                3,580,452


MRCo, Inc.                                                  33,180,260
__________________
* Excluded Shareholder.